Master Equipment Lease Agreement

This Master Equipment Lease Agreement (this “Master Lease”) dated as of March 6, 2007 is made by and between THE FIFTH THIRD LEASING COMPANY, having an office at 38 Fountain Square Plaza, Cincinnati, Ohio 45263, and Advanced Photonix, Inc., a corporation organized under the laws of the State of Delaware and having a principal place of business at 2925 Boardwalk, Ann Arbor, Michigan 48104 (“Lessee”).

TERMS AND CONDITIONS OF LEASE

1.  Lease. Subject to the terms and conditions set forth herein, Lessor and Lessee shall execute and deliver Equipment Schedules (in form and substance as identified on Attachment 1 herein) pursuant to this Master Lease (each, an “Equipment Schedule”) and pursuant to each Equipment Schedule Lessor shall lease to Lessee the equipment and other property described on such Equipment Schedule (together with all parts, additions and accessories incorporated therein, and software incorporated therein, the “Equipment”). Each Equipment Schedule will incorporate by reference this Master Lease and will specify certain terms relating to the leasing of the Equipment (this Master Lease as incorporated into each Equipment Schedule, a “Lease”). Each Equipment Schedule, together with this Master Lease, shall constitute a separate and enforceable Lease. In the event that any term of any Equipment Schedule conflicts with or is inconsistent with any term of this Master Lease, the terms of the Equipment Schedule shall govern. As used herein, the term “Item of Equipment”, as it relates to any Equipment, shall have the meaning specified in the Equipment Schedule relating to such Equipment and if no such meaning is specified therein, “Item of Equipment” shall mean the Equipment as a whole.

2.  Term. With respect to any Item of Equipment, unless otherwise specified on an Equipment Schedule, the initial term of lease shall commence on the earlier of (a) the date an Acceptance Certificate (as defined in Section 5) is executed with respect to such Item of Equipment, and (b) unless the Lessee rejects such Item of Equipment in a written notice to Lessor, ten (10) days after delivery of such Item of Equipment (the “Delivery and Acceptance Date”) and, unless earlier terminated as provided herein, shall expire on the Expiration Date (as defined in the Equipment Schedule relating to such Item of Equipment); provided, however, that the Base Lease Term or the then applicable Renewal Term shall be automatically extended for successive one month periods until either (a) the end of the Notice Period (as defined below) or (b) Lessor demanding return of the Equipment. As used herein, “Notice Period” shall mean the period ending on the latest of (i) the Expiration Date, (ii) one hundred eighty (180) days after the delivery by Lessee of its final written notice of its election to purchase or return the Equipment or to determine the Fair Market Value or Fair Market Rental Value, as applicable, in accordance with the options set forth in the Equipment Schedule and (iii) one hundred eighty (180) days after the delivery by Lessee of its election to return the Equipment. Lessee shall pay Basic Rent at the then current rate for each month during the automatic renewal term. As used herein, “Term” shall mean, collectively, the period from the Delivery and Acceptance Date to the Expiration Date and all Renewal Terms (as defined in the Equipment Schedule relating to such Equipment); provided, however, that this Master Lease shall be effective from and after the date of execution hereof. All tax and general indemnification obligations of Lessee hereunder shall survive the expiration, cancellation or other termination of the Term, and all payment obligations shall survive until indefeasible receipt by Lessor of such payment obligations. Provided that no Default or Event of Default (each as defined in Section 16) has occurred and is continuing, Lessor shall not interfere with Lessee’s quiet use and possession of the Equipment.

3.  Rent. Lessee shall pay Lessor for the leasing of the Equipment hereunder the periodic rental payments (“Basic Rent”) on the dates (each a “Rent Payment Date”) and in the amounts set forth in the Equipment Schedule. Basic Rent together with all other additional amounts as may from time to time be payable under this Lease and the other Lease Documents (as defined in Section 4) is referred to herein as “Rent”). Rent shall be due whether or not Lessee has received any notice that such payments are due. All Rent shall be paid to Lessor at its address set forth in the Equipment Schedule, or as otherwise directed by Lessor in writing. If any Rent is not paid when due (or within 10 days thereafter) Lessee shall pay to Lessor a late payment fee equal to five percent (5%) of the amount of such Rent.

4.  Net Lease. Each Lease shall constitute a non-cancelable net lease, it being the intention of the parties that all costs, expenses and liability associated with the Equipment or its lease shall be borne by Lessee. Lessee’s obligation to pay Rent and otherwise to perform its obligations under this Lease and each other document and agreement executed in connection with this Lease (together with the Lease, collectively, the “Lease Documents”) shall be irrevocable, absolute and unconditional and shall not be subject to defense, counterclaim, set-off, diminution, abatement or recoupment for any reason whatsoever, and Lessee waives all rights to terminate or surrender this Lease for any reason except as expressly set forth in this Lease, including, without limitation, defect in the Equipment or non-performance by Lessor. All Rent shall be paid without reduction or deduction whatsoever, including any reduction or deduction for any Tax (as defined in Section 18).

5.  Acceptance. Upon delivery of the Equipment, Lessee shall promptly inspect and test such Equipment and, if acceptable to Lessee, accept such Equipment and deliver to Lessor a certificate of acceptance, in form and substance reasonably satisfactory to Lessor (“Acceptance Certificate”). Lessee represents that it has selected both (a) the Equipment, and (b) the manufacturer, vendor or other supplier of the Equipment (the “Supplier”) without assistance from Lessor and either is a party to, or has received a copy of, each agreement and document by which Lessor acquired the Equipment or the right to possession and use of the Equipment (including any documents or agreements with the Supplier (collectively, the “Supply Contract”)) prior to the Delivery and Acceptance Date. Lessee hereby assumes the risks, burdens, and obligations to any manufacturer or vendor of any Item of Equipment on account of nondelivery, nonacceptance or nonperformance of the Equipment.

6.  Disclaimer of Warranties. THE EQUIPMENT IS BEING LEASED TO THE LESSEE BY THE LESSOR “AS IS, WHERE IS”. LESSOR DOES NOT MAKE, HAS NOT MADE, SHALL NOT BE DEEMED TO MAKE OR HAVE MADE, AND EXPRESSLY DISCLAIMS TO LESSEE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH ANY LAW, RULE, SPECIFICATION, OR CONTRACT PERTAINING THERETO, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE, IT BEING AGREED THAT ALL SUCH RISKS, AS BETWEEN LESSOR AND LESSEE, ARE TO BE BORNE BY LESSEE. Lessee’s execution and delivery of an Acceptance Certificate shall be conclusive evidence as between Lessor and Lessee that the Items of Equipment referred to therein are acceptable for all purposes hereof.

7.  Conditions Precedent. The obligation of Lessor to purchase the Equipment and to lease the same to Lessee shall be subject to satisfaction (or waiver by Lessor) of each of the following conditions, prior to the Delivery and Acceptance Date with respect to such Equipment: (a) Lessor shall have received each of the following documents, in form and substance satisfactory to Lessor: (i) the Equipment Schedule relating to such Equipment duly executed by Lessee; (ii) an Acceptance Certificate for each Item of Equipment duly executed by Lessee; (iii) if requested by Lessor, an assignment of Lessee’s rights under the Supply Contract in form and substance acceptable to Lessor and consent executed by Lessee and the Supplier; (iv) the original bills of sale evidencing chain of title from the manufacturer or supplier to the Lessor relating to the Equipment to be leased hereunder; (v) a certificate of the secretary or assistant secretary of Lessee dated the date of such Equipment Schedule certifying (A) the incumbency of each of the officers executing the applicable Lease Documents, (B) a copy of the articles or certificate of incorporation, by-laws or code of regulations, and other applicable organizational documents of Lessee and (C) copies of any other documents evidencing the authorization of the corporate officers on behalf of the Lessee to execute, deliver and perform this Lease and each other Lease Document; (vi) a certificate dated the date of such Equipment Schedule of the president or chief financial officer of Lessee certifying that, to the best of Lessee’s knowledge, no Default or Event of Default has occurred and is continuing and no Event of Loss (as defined in Section 11) has occurred with respect to any Equipment identified in such Equipment Schedule; and (vii) such other documents or agreements as may be required by the terms of the Equipment Schedule or as Lessor may reasonably request; (b) Lessor shall have the right (by assignment or otherwise) to purchase the Equipment identified in the applicable Equipment Schedule for a price not to exceed the Lessor’s Capitalized Cost (as identified in such Equipment Schedule) and on terms and conditions otherwise reasonably satisfactory to the Lessor; (c) Lessorby its execution of the Acceptance Certificate shall be deemed to have authorized Lessor to file Uniform Commercial Code financing statements or other records relating to such Equipment in the jurisdiction in which Lessee is a registered organization and such other jurisdiction as Lessor may reasonably require; (d) Lessor shall have received evidence of insurance policies covering the Equipment which comply with the requirements of Section 10, hereof; (e) the representations and warranties of the Lessee contained herein and in each of the Lease Documents shall be true and correct on and as of the Delivery and Acceptance Date both with and without giving effect to the transactions contemplated by the applicable Lease; (f) no Default or Event of Default shall have occurred and be continuing or result from the transactions contemplated by the Lease; (g) Lessee shall have paid the fees and reasonable out-of-pocket expenses of Lessor (including the fees and expenses of counsel to the Lessor and any filing or recordation fees) incurred in connection with the negotiation, execution and delivery of the Equipment Schedule and other Lease Documents relating thereto; and (h) no material adverse change in the existing or prospective financial condition or results of operations of Lessee or any guarantor of Lessee’s obligations hereunder (a “Guarantor”) which may affect the ability of Lessee to perform its obligations under the Lease Documents, or the ability of any Guarantor to perform its obligations under any Guaranty, shall have occurred since the date of the most recent audited financial statements of Lessee delivered to Lessor.

8.  Use and Maintenance; Alterations.

(a)  Lessee covenants and agrees that it: (i) shall use the Equipment solely in the conduct of its business, for the purpose, and in the manner, for which the Equipment was designed, (and shall not permanently discontinue use of the Equipment without Lessor’s prior express written consent); (ii) shall operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (A) in accordance and consistent with (1) the Supplier’s recommendations all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the Supplier or other service provider (including requiring all components, fuels and fluids installed in or used on the Equipment to meet the standards specified by the Supplier from time to time), (2) the requirements of all applicable insurance policies, (3) the Supply Contract, so as to preserve all of Lessee’s and Lessor’s rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, (4) all applicable laws, and (5) the prudent practice of other similar companies in the same business as Lessee, but in any event, to no lesser standard than that employed by Lessee for comparable equipment owned or leased by it; and (B) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition, except for ordinary wear and tear resulting despite Lessee’s full compliance with the terms hereof; (iii) shall not discriminate against the Equipment with respect to scheduling of maintenance, parts or service; (iv) shall not change the location of any Equipment as specified in the Equipment Schedule without the prior written consent of Lessor; and (v) to the extent requested by Lessor, shall cause each Item of the Equipment to be continually marked, in a plain and distinct manner, with the name of Lessor followed by the words “Owner and Lessor,” or other appropriate words designated by Lessor on labels furnished by Lessor. If the location for any Equipment specified in the Equipment Schedule is a facility leased by Lessee or owned by Lessee subject to one or more mortgage liens, upon the request of Lessor, Lessee will obtain an Access and Waiver Agreement in form and substance satisfactory to Lessor (as identified as Attachment 2 herein) from the landlord or lessors or mortgagees of such facility.

(b)  Lessee, at its own cost and expense, will promptly replace all parts, appliances, systems, components, instruments and other equipment (“Parts”) incorporated in, or installed on, the Equipment which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service repair, overhaul or testing, Lessee may remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Lessee shall replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens (as defined in Section 8(c)) and shall be in as good an operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. Any replacement Part installed, or incorporated on, the Equipment shall be considered an accession to such Equipment and title to such replacement Part shall immediately vest in Lessor without cost or expense to Lessor.

(c)  Lessee will keep the Equipment and its interest therein free and clear of all liens, claims, mortgages, charges and encumbrances of any type regardless of how arising (“Liens”) other than any Lien arising out of claims against Lessor not relating to the lease of the Equipment to Lessee (“Permitted Liens”). Lessee will defend, at its own expense, Lessor’s title to the Equipment from all such Liens. If any Lien shall attach to any item of Equipment, Lessee will provide written notification to Lessor within five (5) business days after Lessee receives notice of any such attachment stating the full particulars thereof and the location of such Equipment on the date of such notification.

(d)  At its sole option, Lessee may make any alteration, modification or attachment to the Equipment deemed appropriate by Lessee, provided that such alteration, modification, attachment is of a type which is readily removable without damage to the Equipment does not decrease the value, condition, utility or useful life of the Equipment or cause such Equipment to become “limited use property” (as defined in Revenue Procedure 2001-28, 2001-19 I.R.B. 1156 or any successor publication or Treasury Regulation issued pursuant to the Internal Revenue Code of 1986 (as amended, supplemented or modified from time to time, the “Code”)), a fixture (as defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), or real property or affect the insurability or impair any manufacturer’s warranty with respect to the Equipment. All alterations, modifications and attachments of whatsoever kind or nature made to any item of Equipment that cannot be removed without damaging or reducing the functional capability, economic value or insurability of the item of Equipment or impairing any manufacturer’s warranty shall only be made with the prior written consent of the Lessor and shall be deemed to be part of the Equipment. Under no circumstance shall any alteration, modification or attachment be subjected by Lessee to any encumbrance other than this Lease.

9.  Assignment and Sublease. Lessee shall not sublease or otherwise relinquish possession of any Item of Equipment, or assign, transfer or encumber its rights, interests or obligations hereunder or under any Equipment Schedule executed pursuant hereto unless expressly permitted pursuant to the terms of the Equipment Schedule relating to such Equipment. No assignment, transfer or sublease, in any event, shall relieve Lessee of, and Lessee shall remain primarily liable for, its obligations under each Lease Document.

10.  Insurance.

(a)  Lessee shall provide, maintain and pay for insurance coverage with respect to the Equipment, insuring against, among other things, the loss, theft, damage, or destruction of the Equipment, in an amount not less than the Stipulated Loss Value (as defined in the applicable Equipment Schedule) of such Equipment at any time; and public liability and property damage with respect to the use or operation of the Equipment, in the amounts set forth in the applicable Equipment Schedule. All insurance against loss shall name Lessor as the sole loss payee and all liability insurance shall name Lessor and its Assignees (as defined in Section 20) and their subsidiaries and affiliated companies, and their successors and assigns as additional insureds. All of such insurance shall be in form (including all endorsements required by Lessor), and with companies, reasonably satisfactory to Lessor.

(b)  All policies of insurance required hereunder shall (i) provide that any cancellation, expiration, lapse, or material modification shall not be effective as to the Lessor for a period of thirty (30) days after receipt by Lessor of written notice thereof; (ii) provide that premiums may be paid by the Lessor, but without liability on the part of the Lessor for such premiums; (iii) be primary without any right of set-off or right of contribution from any other insurance carried by the Lessor; (iv) contain breach of warranty provisions providing that, in respect of the interests of the Lessor, the insurance shall not be invalidated by any action, inaction or breach of warranty, declaration, or condition by the Lessee or any other person or by any fact or information known to Lessor; and (v) waive any right of subrogation against Lessor. Prior to the Delivery and Acceptance Date for any Item of Equipment, and thereafter, not less than 15 days prior to each renewal or replacement of such insurance, Lessee will deliver to Lessor certificates issued by the insurance carriers thereunder evidencing the insurance required to be maintained pursuant to this Lease.

(c)  The proceeds (if any) of the insurance maintained by Lessee that are received with respect to the loss or damage of any Equipment, shall be applied and paid first, to Lessor for any amount then due and payable by Lessee under this Lease, second, if an Event of Loss (as defined in Section 11) has occurred, to Lessor for the payment of Stipulated Loss Value or otherwise, to Lessee for its reasonable, documented, out-of-pocket costs to repair or replace such item of Equipment pursuant to Section 11(b)(i), to the extent that such repairs or replacements were necessitated by the occurrence of the loss for which such proceeds were paid, third, to Lessee to reimburse Lessee for any Stipulated Loss Value actually paid to, and retained by Lessor and fourth, any excess to Lessor. Proceeds of any liability insurance shall promptly be paid to the party entitled thereto.

11.  Risk of Loss; Damage to Equipment.

(a)  Lessee shall bear the entire risk of loss and damage to any and all Items of Equipment from any cause whatsoever, whether or not insured against, during the Term until the Equipment is returned to Lessor in accordance with Section 14 hereof. No loss or damage shall relieve Lessee of the obligation to pay Rent or of any other obligation under this Lease. An “Event of Loss” shall be deemed to have occurred with respect to any Item of Equipment if such Item of Equipment or any material part thereof has been lost, stolen, requisitioned or condemned by any governmental authority, damaged beyond repair or damaged in such a manner that results in an insurance settlement on the basis of an actual or arranged total loss.

(b)  Upon any loss or damage to any Item of Equipment not constituting an Event of Loss, Lessee will promptly, and in any event within thirty (30) days of such loss or damage (or such longer period as Lessor shall determine in its sole discretion), place such Item of Equipment in good condition and repair as required by the terms of this Lease. If an Event of Loss to any Item of Equipment has occurred, Lessee shall immediately notify Lessor of same, and at the option of Lessor, Lessee shall: (i) not more than thirty (30) days following such Event of Loss (or such longer period as Lessor shall determine in its sole discretion) replace such Item of Equipment with replacement equipment (acceptable to Lessor) in as good condition and repair, and with the same value remaining useful economic life and utility, as such replaced Item of Equipment immediately preceding the Event of Loss (assuming that such replaced Item of Equipment was in the condition required by this Lease), which replacement equipment shall immediately, and without further act, be deemed to constitute Items of Equipment and be fully subject to this Lease as if originally leased hereunder and shall be free and clear of all Liens; or (ii) pay to Lessor on the next succeeding Rent Payment Date the sum of (A) all Rent due and owing hereunder with respect to such Item of Equipment (at the time of such payment) including all Basic Rent payable on such Rent Payment Date plus (B) the Stipulated Loss Value as of such Rent Payment Date with respect to such Item of Equipment. Upon Lessor’s receipt of the payment required under subsection (ii) above, Lessee shall be entitled to Lessor’s interest in such Item of Equipment, in its then condition and location, “as is” and “where is”, without any representations or warranties, express or implied.

12.  Financial, Other Information and Notices.

(a)  Lessee shall maintain a standard and modern system for accounting and shall furnish to Lessor:

(i)  Within forty-five (45) days after the end of each quarter, a copy of Lessee’s internally prepared consolidated financial statements for that quarter and for the year to date in a form reasonably acceptable to Lessor, prepared and certified as complete and correct, subject to changes resulting from year-end adjustments, by the chief financial officer of Lessee.

(ii)  Within one hundred twenty (120) days after the end of each fiscal year, a copy of Lessee’s consolidated year end financial statements audited by a firm of independent certified public accountants acceptable to Lessor (which acceptance shall not be unreasonably withheld) and accompanied by an audit opinion of such accountants without qualification.

All such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. In the event Lessee is a publicly held stock company domiciled in the United States, and Lessee files its financial statements on public record in accordance with the requirements set forth by the Securities and Exchange Commission, then Lessor shall deem Lessee to be in compliance with the financial reporting timing requirements set forth above.

(b)  Lessee shall provide prompt written notice to Lessor (i) of any Event of Default (ii) of any loss or damage to any Item of Equipment or any Event of Loss with respect to any Item of Equipment, and (iii) any existing or threatened investigation, claim or action by any governmental authority which could adversely affect the Equipment or this Lease.

(c)  Lessee shall furnish such other information as Lessor may reasonably request from time to time relating to the Equipment, this Lease or the operation or condition of Lessee including, without limitation, such additional financial statements of the Lessee for such periods as Lessor may request.

13.  Inspections. Lessor may from time to time during Lessee’s normal business hours, inspect the Equipment and Lessee’s records with respect thereto in a reasonable manner. Lessee shall cooperate with Lessor in scheduling such inspection and in making the Equipment available for inspection by Lessor or its designee at a single location as reasonably specified by Lessee. Lessee will, upon reasonable request, provide a report on the condition of the Equipment, a record of its maintenance and repair, a summary of all items suffering an Event of Loss, a certificate of no Event of Default, or such other information or evidence of compliance with Lessee’s obligations under the Lease as Lessor may reasonably request.

14.  Condition Upon Return. At the expiration of the Term, unless Lessee has elected to purchase the Equipment in accordance with the terms of the Equipment Schedule, Lessee shall promptly, at its own cost and expense: (a) perform any testing and repairs required to place each Item of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for its originally intended purpose and eligible for manufacturer’s maintenance (if available), free of all Lessee’s markings and free of all Liens other than Permitted Liens; (b) if de-installation, disassembly or crating is required, cause such Items of Equipment to be de-installed, disassembled and crated by an authorized manufacturer’s representative or such other service person as is reasonably satisfactory to Lessor; and (c) return such Items of Equipment in the condition and in the manner specified in the Equipment Schedule (collectively, the “Return Condition”). The Equipment, as returned, will include related maintenance logs, operating manuals, and other related materials. All operating manuals for the Equipment must be returned to Lessor undamaged and containing all pages. If lost or destroyed, Lessee shall, at its own expense, provide replacement operating manuals. Lessor may, but is not required to, inspect the Equipment prior to its return. If Lessor determines that the Equipment does not conform to the Return Condition, Lessor will promptly notify Lessee of such determination specifying the repairs or refurbishments needed to place the Equipment in the Return Condition. Lessor may, at its option, either require Lessee to effect such repairs or itself effect such repairs. In either case, all costs associated with any repairs and inspections will be paid by Lessee. Until Lessee has returned the Equipment in compliance with the requirements of this Lease, the Lease shall continue in full force and effect and Lessee shall continue to pay Rent notwithstanding any expiration or termination of the Term through and including the date on which the Equipment is accepted for return by Lessor as conforming with the Return Condition.

15.  Lessee’s Representations and Warranties. Lessee represents and warrants as of the date of execution and delivery of this Master Lease and each Equipment Schedule as follows: (a) Lessee is a corporation organized under the laws of the State of Delaware, having a principal place of business at 2925 Boardwalk, Ann Arbor, Michigan 48104, duly organized, validly existing under the laws of the jurisdiction of its organization with full power to enter into and to pay and perform its obligations under the Equipment Schedule and this Lease as incorporated therein by reference, and is duly qualified or licensed in all other jurisdictions where its failure to so qualify would adversely affect the conduct of its business or its ability to perform any of its obligations under or the enforceability of this Lease; (b) each Equipment Schedule, this Master Lease and all other Lease Documents have been duly authorized, executed and delivered by Lessee, are valid, legal and binding obligations of Lessee, are enforceable against Lessee in accordance with their terms and do not and will not contravene any provisions of or constitute a default under Lessee’s organization documents, any agreement to which it is a party or by which it or any of its property is bound, or any applicable law, regulation or order of any governmental authority; (c) Lessor’s right, title and interest in and to the Equipment and the Rent therefrom will vest in Lessor upon Lessee’s acceptance of the Equipment for lease hereunder and will not be affected or impaired by the terms of any agreement or instrument by which Lessee or any of its property is bound; (d) no approval of, or filing with, any governmental authority or other person is required in connection with Lessee’s entering into, or the payment or performance of its obligations under, this Lease and the other Lease Documents; (e) there are no suits or proceedings pending or, to the knowledge of Lessee, threatened, before any court or governmental agency against or affecting Lessee which, if decided adversely to Lessee, would adversely affect the conduct of its business or its ability to perform any of its obligations under or the enforceability of this Lease; (f) the financial statements of Lessee which have been delivered to Lessor have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present Lessee’s financial condition and the results of its operations as of the date of and for the period covered by such statements (subject to customary year-end adjustments), and since the date of such statements there has been no adverse change in such financial condition or operations; (g) Lessee’s full and correct legal name is set forth on the signature page hereof and Lessee will not change its legal name or the location of its jurisdiction of organization without giving to Lessor at least thirty (30) days prior written notice thereof; (h) the Equipment will always be used for business or commercial, and not personal, purposes; (i) Lessee is not in default under any obligation for borrowed money, for the deferred purchase price of property or any lease agreement which, either individually or in the aggregate, would have an adverse effect on the condition of its business or its ability to perform any of its obligations under or the enforceability of this Lease; (j) under the laws of the jurisdiction(s) in which the Equipment is to be located, the Equipment consists solely of personal property and not fixtures; and (k) Lessee is, and will remain, in full compliance with all laws and regulations applicable to it including without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Lessee is or shall be (A) listed on the Specially Designated National and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, executive order or regulations or (C) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar executive order and (ii) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

Lessee’s representations and warranties shall survive termination or expiration of the Lease.

16.  Events of Default and Remedies.

(a) Each of the following events constitutes an “Event of Default” hereunder and any event that, with the passage of time or the giving of notice, or both, would constitute an Event of Default shall constitute a “Default” hereunder: (i) Lessee fails to pay any Rent when due under this Lease and such failure continues for a period of ten (10) days; (ii) any representation or warranty made by Lessee in the Lease or in any other Lease Document shall at any time prove to have been incorrect in any material respect as and when made; (iii) Lessee fails (A) to obtain and maintain the insurance coverage required herein; or (B) fails to observe or perform any other covenant, condition or agreement under this Lease and, in the case of clause (B), such failure continues unremedied for a period of fifteen (15) days unless Lessor waives such failure in Lesor’s sole discretion; (iv) Lessee or any Guarantor shall have consolidated with, merged with or into, or conveyed, sold or otherwise transferred all or substantially all of its assets or shall have failed to maintain its corporate existence; (v) Lessee or any Guarantor (A) ceases doing business as a going concern; (B) makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they mature or generally fails to pay its debts as they become due; (C) initiates any voluntary bankruptcy, reorganization, insolvency or similar proceeding; (D) fails to obtain the discharge of any bankruptcy, reorganization, insolvency or similar proceeding initiated against it by others within sixty (60) days of the date such proceedings were initiated; (E) requests or consents to the appointment of a trustee, custodian or receiver or other officer with similar powers for itself or a substantial part of its property; or (F) a trustee, custodian or receiver or other officer with similar powers is appointed for itself or for a substantial part of its property; (vi) Lessee fails to return the Equipment or fails to return the Equipment in the required condition at the expiration of the Term; (vii) a default shall have occurred and be continuing under any contract, agreement or document between Lessee and any of its other creditors, (viii) a default shall have occurred and be continuing under any contract, agreement or document between Lessee or any Guarantor and Lessor or any affiliate of Lessor; (ix) if Lessee’s obligations are guaranteed by any other party, an “Event of Default” (under and as defined in the Guaranty executed by such Guarantor) shall occur; (x) a material adverse change in Lessee’s existing or prospective financial condition or results of operations since the date hereof which may affect the ability of Lessee to perform its obligations under the Lease Documents shall occur and be continuing; or (xi) the individuals who as of the date of this Agreement are members of the Board of Directors of the Lessee (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that if the election, or nomination for election by the Lessee’s shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board.

(b)  Upon the occurrence of an Event of Default, Lessor may exercise any one or more of the following remedies and any additional rights and remedies permitted by law (none of which shall be exclusive) and shall be entitled to recover all its reasonable costs and expenses including incidental and consequential damages (as described in Section 2A-530 of the Uniform Commercial Code) and attorneys’ fees in enforcing its rights and remedies:

(i)  Lessee shall upon demand assemble or cause to be assembled any or all of the Equipment at a location designated by Lessor; and/or to return promptly, at Lessee’s expense, any or all of the Equipment to Lessor at such location, in the condition and otherwise in accordance with all of the terms of Section 14 hereof; and/or

(ii)  Lessor may itself or by its agents without breach of the peace or with court order or other process of law, enter upon the premises of Lessee or any other location where the Equipment is located and take possession of and render unusable by Lessee any or all of the Equipment, wherever it may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession; and/or

(iii)  Sell, re-lease or otherwise dispose of any or all of the Equipment, whether or not in Lessor’s possession, at public or private sale with or without notice to Lessee, with the right of Lessor to purchase and apply the net proceeds of such disposition, after deducting all costs of such disposition (including but not limited to costs of transportation, possession, storage, refurbishing, advertising and brokers’ fees), to the obligations of Lessee under this Lease, with Lessee remaining liable for any deficiency and with any excess being retained by Lessor, or retain any and all of the Equipment; and/or

(iv)  Cancel such Equipment Schedule as to any or all of the Equipment; and/or

(v)  Proceed by appropriate court action, either at law or in equity (including an action for specific performance), to enforce performance by Lessee or to recover damages associated with such Event of Default; or exercise any other right or remedy available to Lessor at law or in equity; and/or

(vi)  By offset, recoupment or other manner of application, apply any security deposit, monies held in deposit or other sums then held by Lessor or any affiliate of Lessor, and with respect to which Lessee has an interest, against any obligations of Lessee arising under this Lease or any other Lease Document, whether or not Lessee has pledged, assigned or granted a security interest to Lessor in any or all such sums as collateral for said obligations.

(c)  In addition to the foregoing, Lessee shall pay to Lessor on demand the sum of (i) any and all Rent which is then due or which has accrued to the date of demand and (ii) at Lessor’s option (A) an amount equal to the Stipulated Loss Value (as set forth in the related Equipment Schedule) as of the Rent Payment Date on or immediately preceding the date of demand for the Items of Equipment as Lessor shall specify or (B) all Basic Rent and all other sums, including any tax indemnities becoming due as a result of such Event of Default, for the Term (including any mandatory Renewal Term) and all amounts due upon the expiration of the Term including any return fees and/or any amounts due with respect to the mandatory purchase of the Equipment becoming due under this Lease from the date of demand to the Expiration Date for such Items of Equipment plus the assumed residual value of such Equipment (as determined by Lessor). The Lessor and Lessee agree that Lessor shall be entitled to such amount as damages for loss of bargain and not as a penalty and that such amount is reasonable in light of the anticipated harm to Lessor caused by an Event of Default.

(d)  If Lessee pays the full amount referred to in Section 16(c) to Lessor prior to the termination of this Lease as it relates to such Items of Equipment, title to the relevant Equipment shall immediately vest in Lessee without representation or warranty by Lessor. If Lessee fails to pay such amount and Lessor subsequently sells, releases or otherwise disposes of such Items of Equipment, the amount due from Lessee under Section 16(c) shall be reduced by an amount equal to (i) the actual cash proceeds received and retained by Lessor upon any sale or disposition or (ii) if Lessor leases such Equipment by a lease agreement substantially similar to this Lease, the present value of the rents (discounted at the Prime Rate as announced by Fifth Third Bank and in effect at the time of demand plus 2.00%) payable under such subsequent Lease for the remaining Term of this Lease (without regard to any Renewal Terms other than the then current Renewal Term (if applicable)), in each case, net of all costs and expenses incurred in connection with such sale, disposition or lease including any incidental damages.

(e)  A cancellation or termination hereunder shall occur only upon written notice by Lessor to Lessee, and only with respect to such Items of Equipment as Lessor specifically elects to cancel or terminate by such notice. Except as to any such Items of Equipment with respect to which there is a cancellation or termination, this Lease shall remain in full force and effect and Lessee shall be and remain liable for the full performance of all its obligations under this Lease.

(f)  Lessee shall indemnify, defend and hold Lessor harmless for any loss, personal injury (including death), or damage to property, suffered by Lessor, its employees or any of its agents in connection with its entry onto the premises of Lessee or any third party hereunder. Each of the rights and remedies of Lessor hereunder and under the other Lease Documents is in addition to all of its other rights and remedies hereunder, under the other Lease Documents and under applicable law and nothing in this Lease or any other Lease Document shall be construed as limiting any such right or remedy. Lessor’s failure to exercise or delay in exercising any right, power or remedy available to Lessor shall not constitute a waiver or otherwise affect or impair its rights to the future exercise of any such right, power or remedy. Waiver by Lessor of any Event of Default shall not be a waiver by Lessor of any other or subsequent Events of Default.

17.  General Indemnification. Lessee shall pay, and shall indemnify and hold Lessor, its directors, officers, agents, employees, successors and assigns (each an “Indemnitee”) harmless on an after-tax basis from and against, any and all liabilities, causes of action, claims, suits, penalties, damages, losses, costs or expenses (including attorneys’ fees), obligations, liabilities, demands and judgments, and Liens, of any nature whatsoever (collectively, a “Liability”) arising out of or in any way related to: (a) the Lease Documents, (b) the manufacture, purchase, ownership, title, selection, acceptance, rejection, possession, lease, sublease, operation, use, maintenance, documenting, inspection, control, loss, damage, destruction, removal, storage, surrender, sale, use, condition, delivery, nondelivery, return or other disposition of or any other matter relating to any Item of Equipment or any part or portion thereof (including, in each case and without limitation, latent or other defects, whether or not discoverable, any claim for patent, trademark or copyright infringement) and any and all Liabilities in any way relating to or arising out of injury to persons, properties or the environment or any and all Liabilities based on strict liability in tort, negligence, breach of warranties or violations of any regulatory law or requirement, (c) a failure to comply fully with applicable law and (d) Lessee’s failure to perform any covenant, or Lessee’s breach of any representation or warranty, hereunder; provided, that the foregoing indemnity shall not extend to the Liabilities to the extent resulting solely from the gross negligence or willful misconduct of an Indemnitee.

18.  General Tax Indemnification. Lessee shall pay when due and shall indemnify and hold each Indemnitee harmless from and against (on an after-tax basis) any and all taxes, fees, withholdings, levies, imposts, duties, assessments and charges of any kind and nature (“Taxes”) arising out of or related to this Lease or any other Lease Document (together with interest and penalties thereon and including, without limitation, sales, use, gross receipts, personal property, real property, real estate excise, ad valorem, business and occupational, value added, leasing, leasing use, documentary, stamp or other taxes imposed upon or against any Indemnitee, Lessee or any Equipment by any governmental authority with respect to any Equipment or the manufacturing, ordering, sale, purchase, shipment, delivery, acceptance or rejection, ownership, titling, registration, leasing, subleasing, possession, use, operation, removal, return or other dispossession thereof or upon the rents, receipts or earnings arising therefrom or upon or with respect to this Lease, whether payable at the inception of a Lease, during the Term thereof or at the expiration thereof, excepting only all United States federal, state and local taxes based on or measured by Lessor’s net income. Whenever this Lease or any other Lease Document terminates as to any Item of Equipment, Lessee shall, upon written request by Lessor, advance to Lessor the amount estimated by Lessor to be the personal property or other taxes on such Item of Equipment which are not yet payable, but for which Lessee is responsible. Lessor shall, at Lessee’s request, provide Lessee with Lessor’s method of computation of any estimated taxes. Except as otherwise provided in the Equipment Schedule relating to any Equipment, upon receipt of any tax bill relating to such Equipment from a relevant taxing authority, Lessor will pay the Tax identified on such tax bill. Lessee will, on demand, (a) reimburse Lessor for the amount of such Tax paid to such taxing authority and (b) pay to Lessor a fee (as identified by Lessor from time to time) relating to the administration of such payment.

19.  Ownership. Title to the Equipment shall at all times remain in Lessor, and Lessee shall acquire no ownership, title, property, right, equity or interest in the Equipment other than its leasehold interest solely as Lessee subject to all the terms and conditions hereof. This Lease, is intended to be a “finance lease” solely for the purposes of Article 2A of the Uniform Commercial Code as that term is defined in Article 2A of the Uniform Commercial Code. To the extent permitted by applicable law, Lessee (a) waives any and all rights and remedies of Lessee under Sections 2A-508 through 2A-522 of the Uniform Commercial Code and (b) any rights now or hereafter conferred by statute or otherwise to recover incidental or consequential damages from Lessor for any breach or any other reason whatsoever. If, notwithstanding the express intent of the parties, a court of competent jurisdiction determines that any Equipment Schedule is not a “finance lease”, the parties agree that in such event (i) (A) in order to secure the prompt payment of Rent under and with respect to this Lease, and the performance and observance by Lessee of all the agreements, covenants and provisions hereof (collectively, the “Obligations”), Lessee hereby grants to Lessor a first priority security interest in all of Lessee’s right, title and interest in the following (whether now existing or hereafter created and whether now owned or hereafter acquired): (1) the Equipment (including, without limitation, all inventory, equipment, fixtures or other property comprising the same), and general intangibles relating thereto, (2) additions, attachments, accessories and accessions thereto whether or not furnished by the Supplier of such Equipment, (3) all subleases (including the right to receive any payment thereunder and the right to make any election or determination or give any consent or waiver thereunder), chattel paper, accounts, security deposits and bills of sale relating thereto, (4) any and all substitutions, replacements or exchanges for any such Equipment or other collateral, and (5) any and all products and proceeds of any collateral hereunder (including all insurance and requisition proceeds and all other payments of any kind with respect to the Equipment and other collateral in and against which a security interest is granted hereunder and (B) Lessee agrees that with respect to the Equipment, in addition to all of the other rights and remedies available to Lessor hereunder upon the occurrence of an Event of Default, Lessor shall have all of the rights and remedies of a secured party under the Uniform Commercial Code; and (ii) the original principal amount of the obligations hereunder shall be an amount equal to the Lessor’s Capitalized Cost, and that such principal amount shall accrue interest at the lesser of (x) the maximum lawful rate permitted by applicable law or (y) the implicit interest rate reflecting Lessor’s financial assumptions at the time of the execution of the Lease (including any assumed residual value at the end of the Term as determined by Lessor. Lessee hereby authorizes Lessor to file, solely at the expense of Lessee, any Uniform Commercial Code financing statements or other similar documents that Lessor reasonably deems necessary or advisable to protect its interest. Lessee agrees promptly to execute and deliver to Lessor such further documents or other assurances, and to take such further action, including obtaining landlord and mortgagee waivers, as Lessor may from time to time reasonably request.

20.  Assignment by Lessor. Lessor may at any time assign, grant a security interest in, or otherwise dispose of (individually or collectively, a “transfer”), all or any portion of its rights, title or interests in, to and under this Lease, any Equipment Schedule or any Item of Equipment, together or separately, to one or more persons or entities (each, an “Assignee”). Upon any such transfer, this Lease shall remain in full force and effect. If Lessee is given notice of any such transfer, it shall acknowledge receipt thereof in writing and execute, or otherwise authenticate, such further instruments as may be reasonably requested by Assignee with respect to such transfer, including without limitation, a consent certifying certain material facts and circumstances related to this Lease and the Equipment. Unless otherwise expressly agreed by Assignee, Assignee shall not assume any of the obligations of Lessor under this Lease. Upon written notice to Lessee of an assignment, Lessee agrees to pay the Rent with respect to the Items of Equipment covered by such assignment to such Assignee in accordance with the instructions specified in such notice and Lessee shall not assert against Assignee any defense, counterclaim or offset that Lessee may have against Lessor. All obligations and liabilities of Lessee to Lessor under this Lease (including, without limitation, any schedules, exhibits, riders or other attachments attached hereto or otherwise incorporated herein) are also hereby made for the express benefit of Assignee.

21.  Miscellaneous.

(a)  Lessee shall pay all reasonable costs and expenses of Lessor, including, without limitation, reasonable attorneys’ and other professional fees, the fees of any collection agencies and appraisers and all other costs and expenses related to any sale or re-lease of the Equipment (including storage costs), incurred by Lessor in the preparation, negotiation and execution of this Lease or any amendment or supplement hereto, enforcing any of the terms, conditions or provisions hereof and in protecting Lessor’s rights hereunder.

(b)  This Lease shall be governed by and construed in accordance with the laws of the State of Michigan. Any judicial proceeding arising out of or relating to this Lease may be brought in any court of competent jurisdiction in Michigan and each of the parties hereto (i) accepts the nonexclusive jurisdiction of such courts and any related appellate court and agrees to be bound by any judgment rendered by any such court in connection with any such proceeding and (ii) waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such court or that such court is an inconvenient forum. EACH OF THE LESSEE AND LESSOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING ARISING OUT OF OR IN ANY WAY RELATING TO THIS LEASE, ANY EQUIPMENT SCHEDULE, OR ANY OTHER LEASE DOCUMENT AND ANY ASSIGNMENT, SUBLEASE OR OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH.

(c)  All notices delivered hereunder shall be in writing (including facsimile) and shall be delivered to the following addresses:

if to Lessee:

Advanced Photonix, Inc..
2925 Boardwalk
Ann Arbor, Michigan 48104
Attn: Richard Kurtz
Robin Risser
Facsimile: (734) 998-3474

if to Lessor:

Fifth Third Commercial Leasing Company
38 Fountain Square Plaza
MD10904A
Cincinnati, Ohio 45263
Facsimile: (513) 534-6706

(d)  Lessee acknowledges and agrees that time is of the essence with respect to its performance under the Lease Documents. Any failure of Lessor to require strict performance by Lessee or any waiver by Lessor of any provision herein shall not be construed as a consent or waiver of any provision of this Lease. This Lease shall be binding upon, and inure to the benefit of, the parties hereto, their permitted successors and assigns.

(e)  This Lease, together with all other Lease Documents, constitutes the entire understanding or agreement between Lessor and Lessee with respect to the leasing of the Equipment, and supercedes all prior agreements, representations and understandings relating to the subject matter hereof. Neither this Lease nor any other Lease Document may be amended except by a written instrument signed by Lessor and Lessee.

(f)  This Lease may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

(g)  Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction. Captions are intended for convenience or reference only, and shall not be construed to define, limit or describe the scope or intent of any provisions hereof.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Master Lease as of the day and year first above written.

LESSOR:

THE FIFTH THIRD LEASING COMPANY

By: /s/ Derek Burke

Name: Derek Burke

Title:  Vice President

LESSEE:

ADVANCED PHOTONIX, INC.

By: /s/ Robin F. Risser

Name:  Robin F. Risser

Title:  CFO

ATTACHMENT 1 TO MASTER LEASE

Equipment Schedule - No. 001
Dated March 6, 2007
To Master Equipment Lease Agreement
Dated as of March 6, 2007

Lessor: THE FIFTH THIRD LEASING COMPANY,
an Ohio corporation

Lessee: Advanced Photonix, Inc.

All of the terms of the Master Equipment Lease Agreement dated as of March 6, 2007 (as amended, supplemented or modified from time to time, the “Master Lease”) between Lessee and Lessor are incorporated by reference herein. Capitalized terms used, and not otherwise defined, herein shall have the meanings ascribed thereto in the Master Lease. This Equipment Schedule as it incorporates the terms of the Master Lease and each schedule, exhibit and rider attached hereto is referred to as this “Lease”. This Equipment Schedule, and the Master Lease, as incorporated herein shall constitute a separate and enforceable lease. If any term of any schedule, exhibit or rider hereto conflicts with or is inconsistent with any term of this Equipment Schedule or the Master Lease, the terms of such schedule, exhibit or rider shall govern.

Equipment.

This Equipment Schedule relates to the Equipment described on Schedule 1 hereto (collectively, the “Equipment”).

Financial Terms.

Base Lease Term Commencement Date: ____________ __, 2007

Base Lease Term: 60 months

Rent Payment Dates: _____________ __, 2007 and on the same day of each month thereafter during the Term.

Expiration Date: ____________ __, _____

Lessor’s Capitalized Cost: $___________________

Rent: The Base Term Rental Factor is 0.________________ (or $_______________ per month as of the Base Lease Term Commencement Date). The Base Term Rental Factor has been determined based on an interest rate swap rate for a term corresponding to the maturity of this Lease as quoted in the Federal Reserve Statistical H15 Release and such Base Term Rental Factor may be adjusted up or down (as appropriate) by Lessor (based upon Lessee’s choice of either (x) a corresponding interest rate swap rate quoted in such Release plus 300 basis points, or (y) a floating rate of Prime Rate plus 1/8%) as in effect on the Delivery and Acceptance Date. Lessor will provide Lessee with notice of any such adjustment.

Equipment Location(s): As specified on Schedule 1.

Pursuant to Section 18 of the Master Lease, on or prior to the Delivery and Acceptance Date, Lessee will execute and deliver a Tax Payment Certification in the form of Exhibit A hereto.

Lessee’s federal taxpayer identification number is and Lessee’s state charter or organizational identification number is.

Rent and Tax Payments.

On each Rent Payment Date during the Base Lease Term, Lessee shall pay (i) as Basic Rent for the Equipment, the product of the Base Term Rental Factor and Lessor’s Capitalized Cost for the Equipment and (ii) in respect of Taxes scheduled to become due, such amounts monthly (or at such other interval as Lessor may deem appropriate) as Lessor determines will be due and payable. In addition to the foregoing, on the Base Lease Term Commencement Date, Lessee shall pay to Lessor as interim rent for each day from the Delivery and Acceptance Date to the Base Lease Term Commencement Date, the sum of (A) $500.00, as daily rent and (B) such amounts daily in respect of Taxes as Lessor determines will be due and payable.

Rental payments shall be initiated by Lessor in accordance with the terms of this Lease from Lessee’s account through BillPayer 2000®. Lessee hereby authorizes Lessor to initiate such payments from Lessee’s account located at Fifth Third Bank, ABA routing number ***ABA Routing Number***, account number ***Bank Account Number***. Lessee acknowledges and agrees that use of BillPayer 2000® shall be governed by the BillPayer 2000® Terms and Conditions, and Lessee hereby acknowledges receipt of a copy of such Terms and Conditions. Lessee further acknowledges and agrees to maintain payments hereunder through BillPayer 2000® throughout the term of this Lease.

Tax, Interest and Security.

For federal and state income tax purposes, Lessor and Lessee agree that Lessee will be considered the owner of the Equipment. Accordingly, Lessor agrees (i) not to take actions or positions inconsistent with Lessee as owner of the Equipment on or with respect to its federal income tax return, and (ii) not to claim any tax benefits available to an owner of the Equipment on or with respect to its federal or state income tax return. The foregoing undertakings by Lessor shall not be violated by Lessor’s taking a tax position inconsistent with the foregoing to the extent such position is required by law or to the extent such position is taken without gross negligence on the part of Lessor. Lessor shall in no event be liable to Lessee if Lessee fails to secure any of the tax benefits available to the owner of the Equipment.

Nothing contained in the Lease Documents shall require Lessee at any time to pay interest at a rate exceeding the maximum permissible rate under applicable law. To the extent that any Rent is characterized as interest and if such interest payable by Lessee on any date would exceed the maximum amount permitted by applicable law, such interest payment shall automatically be reduced to such maximum amount permitted. Any interest actually received for any period in excess of such maximum amount permitted for such period shall be held by Lessor as security for the obligations of Lessee under this Lease.

To the extent permitted by applicable law, Lessee waives any rights now or hereafter conferred by statute or otherwise to recover incidental or consequential damages from Lessor for any breach or any other reason whatsoever. In order to secure the prompt payment of Rent under and with respect to this Lease, and the performance and observance by Lessee of all the agreements, covenants and provisions hereof (collectively, the “Obligations”), Lessee hereby grants to Lessor a first priority security interest in all of Lessee’s right, title and interest in the following (whether now existing or hereafter created and whether now owned or hereafter acquired): (i) the Equipment (including, without limitation, all inventory, equipment, fixtures or other property comprising the same), and general intangibles relating thereto, (ii) additions, attachments, accessories and accessions thereto whether or not furnished by the Supplier of such Equipment, (iii) all subleases (including the right to receive any payment thereunder and the right to make any election or determination or give any consent or waiver thereunder), chattel paper, accounts, security deposits and bills of sale relating thereto, (iv) any and all substitutions, replacements or exchanges for any such Equipment or other collateral, and (v) any and all products and proceeds of any collateral hereunder (including all insurance and requisition proceeds and all other payments of any kind with respect to the Equipment and other collateral in and against which a security interest is granted hereunder). Lessee agrees that with respect to the Equipment, in addition to all of the other rights and remedies available to Lessor hereunder upon the occurrence of an Event of Default, Lessor shall have all of the rights and remedies of a secured party under the Uniform Commercial Code. Lessee further agrees that the original principal amount of the obligations hereunder shall be an amount equal to Lessor’s Capitalized Cost, and that such principal amount shall accrue interest at the implicit interest rate reflecting Lessor’s financial assumptions at the time of the execution of the Lease (including any outstanding balance at the end of the Base Lease Term as reflected by the purchase price for the Equipment at the end of the Base Lease Term set forth in Section 0). Lessee hereby authorizes Lessor to file, solely at the expense of Lessee, any Uniform Commercial Code financing statements or other similar documents that Lessor reasonably deems necessary or advisable to protect its interest. Lessee agrees promptly to execute and deliver to Lessor such further documents or other assurances, and to take such further action, including obtaining landlord and mortgagee waivers, as Lessor may from time to time reasonably request.

Insurance.

The amount of public liability insurance including personal injury and property damage required to be maintained by Lessee pursuant to Section 10(a) of the Master Lease is $1,000,000.00 per occurrence.

End of Term.

(h)  Upon the expiration of the Base Lease Term, so long as (i) no Default or Event of Default has occurred and is continuing and (ii) this Lease shall not have been earlier terminated, Lessee shall, upon the terms and conditions set forth below, purchase all but not less than all of the Equipment for a price equal to One Dollar ($1.00) plus all Rent then due and payable pursuant to this Lease and Taxes (including all sales and use Taxes) payable in connection with such purchase. Upon the purchase of the Equipment in accordance with the terms hereof, and payment of all other amounts then due and payable under this Lease, Lessor will deliver to Lessee a bill of sale transferring title to the Equipment to Lessee on an “as-is”, “where-is” basis without representation or warranty of any kind except that Lessor shall warrant that the Equipment is free, clear and unencumbered of all Liens arising by, through or under Lessor except for such Liens that Lessee is required to remove pursuant to the terms of the Lease.

(i)  Except to the extent otherwise expressly set forth herein in case of a permitted prepayment in full of all Basic Rent and other obligations due under this Lease, the amount of Basic Rent or any other obligation required to be paid under this Lease shall not be discounted by virtue of the fact that such amount may be paid by the Lessee prior to the due date thereof.

Amendments to Master Lease and Additional Lease Provisions.

(j)  Section 10(a) of the Master Lease is hereby amended by deleting the words “Stipulated Loss Value (as defined in the applicable Equipment Schedule) of such Equipment at any time” appearing therein and inserting in lieu thereof, the words, “Lessor’s Capitalized Cost or such lesser amount to which Lessor shall reasonably consent.”

(k)  Section 10(c) of the Master Lease is hereby amended by replacing the two references to “Stipulated Loss Value” with the words “amounts due to Lessor pursuant to Section 11(b)(ii) following an Event of Loss.”

(l)  Section 11(b)(ii) of the Master Lease is hereby deleted in its entirety and the following is hereby inserted in lieu thereof: “(ii) pay to Lessor on the next succeeding Rent Payment Date (the “Loss Payment Date”) the sum of (A) all Rent due and owing hereunder with respect to such Item of Equipment (at the time of such payment) including all Basic Rent payable on such Rent Payment Date plus (B) an amount equal to each installment of Basic Rent payable under the Lease on each Rent Payment Date during the Term after the Loss Payment Date, in each case, discounted from the Rent Payment Date on which such payment would have been due to the Loss Payment Date at a rate per annum equal to the then current yield, as reasonably determined by Lessor, on United States Treasury securities with a remaining life to maturity equal to, or approximately equal to, the period from the Loss Payment Date to the final Rent Payment Date during the Term."

(m)  Section 15 of the Master Lease is hereby amended by inserting the following immediately following clause (j) thereof: “(k) Upon the filing with the Secretary of State of Delaware of a Uniform Commercial Code financing statement describing Lessor, as secured party, Lessee, as debtor, and the Equipment as the collateral, Lessor shall have a first priority perfected security interest in the Equipment leased under this Lease.”

(n)  Section 16(c) of the Master Lease is hereby deleted in its entirety and the following is hereby inserted in lieu thereof: “In addition to the foregoing, Lessee shall pay to Lessor on demand the sum of (i) any and all Rent which is then due or which has accrued to the date of demand and (ii) an amount equal to each installment of Basic Rent payable under the Lease on each Rent Payment Date during the Term after the date of demand, in each case, discounted from the Rent Payment Date on which such payment would have been due to the date of demand at a rate per annum equal to the then current yield, as reasonably determined by Lessor, on United States Treasury securities with a remaining life to maturity equal to, or approximately equal to, the period from the date of demand to the final Rent Payment Date during the Term. Lessor and Lessee agree that Lessor shall be entitled to such amount as damages for loss of bargain and not as a penalty and that such amount is reasonable in light of the anticipated harm to Lessor caused by an Event of Default.”

(o)  Section 19 of the Master Lease is hereby deleted in its entirety and the following is inserted, in lieu thereof: “19. [INTENTIONALLY OMITTED].”

(p)  For purposes of this Equipment Schedule and to the extent required by law, Lessee for purposes of tangible personal property taxes will prepare and file applicable tax returns. Lessee hereby agrees to remit any tax due and owing (unless properly contested) directly to the taxing authority in which the Equipment is located. In the event the Lessee relocates the Equipment, Lessee shall notify Lessor. Upon request from Lessor, Lessee shall provide copies of any requested tax return and proof of payment. Both Lessor and Lessee agree to cooperate with each other to resolve any disputed assessment or governmental audit. Lessee shall have the right to contest any assessment provided such contest: (i) is properly initiated and challenged in accordance with such taxing jurisdiction’s procedures or is premised upon the advice of tax counsel; (ii) does not jeopardize the Equipment to confiscation or forfeiture; and (iii) does not subject Lessor to penalty or criminal sanction. Should any contest fail, or upon the advise of Lessor’s tax counsel be deemed to lack merit or be unlikely to succeed, Lessee shall upon demand from Lessor withdraw its challenge and promptly remit payment to the taxing authority.

Except as expressly modified hereby, all terms and provisions of the Master Lease shall remain in full force and effect. This Equipment Schedule is not binding or effective with respect to the Master Lease or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

Remainder of page intentionally left blank. Signature page follows.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Equipment Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:	LESSEE:
THE FIFTH THIRD LEASING COMPANY	ADVANCED PHOTONIX, INC.

By:	By:
Name:	Name:
Title:	Title:

THIS LEASE MAY BE EXECUTED IN SEVERAL COUNTERPARTS AND TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE PERFECTED THROUGH THE TRANSFER OF POSSESSION OF ANY COUNTERPART OTHER THAT THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE CHATTEL PAPER ORIGINAL ON THE SIGNATURE PAGE THEREOF. THIS IS THE CHATTEL PAPER ORIGINAL.

CHATTEL PAPER ORIGINAL

IN WITNESS WHEREOF, Lessee and Lessor have caused this Equipment Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:	LESSEE:
THE FIFTH THIRD LEASING COMPANY	ADVANCED PHOTONIX, INC.

By:	By:
Name:	Name:
Title:	Title:

THIS LEASE MAY BE EXECUTED IN SEVERAL COUNTERPARTS AND TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE PERFECTED THROUGH THE TRANSFER OF POSSESSION OF ANY COUNTERPART OTHER THAT THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE CHATTEL PAPER ORIGINAL ON THE SIGNATURE PAGE THEREOF. THIS IS NOT THE CHATTEL PAPER ORIGINAL.